Exhibit (a)(5)(CC)

Dassault Systèmes has updated its website at http://www.3ds.com/accelrys-tender-offer/.  The updated website includes the information filed herewith.

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ACCELRYS TENDER OFFER

Dassault Systèmes and Accelrys to Join Forces



Important information

On February 13, 2014, Dassault Systèmes filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described on this website. The stockholders of Accelrys, Inc. ("Accelrys") are strongly advised to read the tender offer statement (as updated and amended) filed by Dassault Systèmes because it contains important information that Accelrys' stockholders should consider before tendering their shares. The tender offer statement and other documents filed by Dassault Systèmes and Accelrys with the SEC are available for free at the SEC's website (http://www.sec.gov) and may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling (888) 750-5834.

Documentation regarding the offer

- Access Offer Document

Related press releases

- 04-24-2014 - Proposed Acquisition of Accelrys by Dassault Systèmes Cleared by CFIUS
- 04-23-2014 - Dassault Systèmes Extends Tender Offer for Accelrys until April 28, 2014
- 04-09-2014 - Dassault Systèmes Extends Tender Offer for Accelrys until April 22, 2014
- 03-26-2014 - Dassault Systèmes Extends Tender Offer for Accelrys until April 8, 2014
- 03-14-2014 - Dassault Systèmes Extends Tender Offer for Accelrys
- 02-14-2014 - Dassault Systèmes' Tender Offer for Accelrys Commences
- 01-30-2014 - Dassault Systèmes and Accelrys to Join Forces

READ MORE ABOUT ACCELRYS ACQUISITION

Quick links

- Text of January 30, 2014 Conference Call (pdf)
- January 30, 2014 Conference Call replay
- Q&A

Contact

- 3DS.Tenderoffer-Accelrys(at)3DS.COM

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